MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MDI, Inc of FAS Construction Management, Inc. and are derived from our historical financial statements adjusted for the effects of the October 8, 2007 acquisition of STC Holdings, Inc. and the historical financial statements of FAS Construction Management, Inc.  The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial positions.

The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of MDI, Inc., STC Holdings, Inc. and FAS Construction Management, Inc. have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period.  The unaudited pro forma condensed combined financial information shows the impact of the merger of MDI, Inc. and FAS Construction Management, Inc. on the financial position and results of operations under the purchase method of accounting with MDI, Inc. treated as the acquirer.  Under this method of accounting, the assets and liabilities of FAS Construction Management, Inc. are recorded by MDI, Inc. at the estimated fair values as of the date the merger is completed.

The acquisition of FAS Construction Management, Inc. provided for MDI, Inc. to pay 5,000,000 shares of MDI, Inc. common stock. In accordance with EITF Issue No. 99-12,  Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination , we have used $0.85 as the per share amount to value the common stock consideration paid to FAS Construction Management, Inc. shareholders.

The FAS Construction Management, Inc. acquisition was accounted for using the purchase method of accounting. The purchase price was paid on the October 19, 2007 closing date.  The purchase price was allocated to the assets acquired, including liabilities assumed, based on estimated fair values at the date of the acquisition. The value of assets and liabilities was estimated based on purchase price and future intended use.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of MDI, Inc., reflected in its quarterly and annual SEC filings, and of FAS Construction Management, Inc. appearing elsewhere in this document.  In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocation that will be recorded as of the effective date of the merger.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. Pro Forma (A)	FAS Construction Management, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma
Current Assets:
Cash and cash equivalents	$ 1,969	$ 583	-	$ 2,552
Restricted cash	425	-	-	425
Accounts receivable	1,205	914	(135) (F)	1,984
Inventories	466	-	-	466
Other current assets	232	71	986 (C)	1,289
Total current assets	4,297	1,568	851	6,716

Property and equipment, net	7,989	211	-	8,200
Goodwill	4,612	-	4,563 (E)	9,175
Investment in subsidiary	-	710	(710) (C)(E)	-
Other non current assets	628	144	(144) (D)	628
Total assets	$ 17,526	$ 2,633	$ 4,560	$ 24,719
Current Liabilities:
Accounts payable	$ 652	301	(135) (F)	$ 818
Accounts payable – contractors	-	1,484		1,484
Accrued expenses	1,246	311	-	1,557
Deferred income	304	543	-	847
Line of credit	-	365		365
Notes payable	5,500	495	(471) (D)	5,524

Total Liabilities	7,702	3,499	(606)	10,595

Stockholders' Equity:
Preferred stock	977	-	-	977
Common stock	321	2,141	(2,091) (E)	371
Additional paid in capital	144,228	-	4,250	148,478
Subscription receivable	(2,600)	-	-	(2,600)
Accumulated deficit	(133,102)	(3,007)	3,007 (C)(D)(E)	(133,102)
Total stockholders' equity	9,824	(866)	5,166	14,424
Total liabilities and stockholders' equity	$ 17,526	$ 2,633	$ 4,560	$ 24,719

Pro forma adjustments are computed assuming the merger transaction was consummated on September 30, 2007.

(A)
Represents the unaudited pro forma condensed combined balance sheet of MDI, Inc. reflecting the October 8, 2007 acquisition of STC Holdings, Inc. as of September 30, 2007.  See form 8-K/A filed December 13, 2007.

(B)	Represents FAS Construction Management, Inc. (“FAS”) historical balance sheet as of September 30, 2007 on a standalone basis, excluding STC.
(C)	Represents the effects of the October 8th, 2007 transaction where FAS sold its investment in STC Holdings, Inc. and received a short term note receivable of $986.
(D)	In exchange for the forgiveness of related party debt, FAS transferred its other investments to its debt holders. This entry reflects the elimination of these investments and related party debt.
(E)
This entry represents entries in consolidation to reflect goodwill and eliminate equity of FAS Construction Management, Inc.  The purchase price valuation is not completed and is based on information currently available.  The Company may adjust its preliminary purchase price after obtaining more information.

(F)	Reflects elimination of intercompany payables and receivables due to and from FAS, MDI, Inc. and STC Holdings, Inc.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands, except share and per share data)

	MDI, Inc. Pro Forma (A)	FAS Construction Management, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 8,720	$ 5,557	(536)(C)	$ 13,741
Rental income	-	-	-	-
	8,720	5,557	(536)	13,741
Cost of sales	4,419	2,625	(236)(C)	6,808
Gross profit	4,301	2,932	(300)	6,933

Other operating costs:
Selling, general and administrative	10,935	1,571	(71) (D)	12,435
Depreciation and amortization	534	31	-	565
	11,469	1,602	(71)	13,000

Operating income (loss)	(7,168)	1,330	(229)	(6,067)

Other income (expense):
Interest expense	(66)	(66)	22 (E)	(110)
Other, net	12	131	-	143
	(54)	65	22	33
Income (loss) before income taxes and discontinued operations	(7,222)	1,395	(207)	(6,034)
Income taxes	-	-	-	-
Income (loss) from continuing operations	(7,222)	1,395	(207)	(6,034)

Loss from discontinued operations	(12)	-	-	(12)
Net income (loss)	(7,234)	1,395	(207)	(6,046)

Preferred dividends	(34)	-	-	(34)
Net income (loss) allocable to common shareholders	$ (7,268)	$ 1,395	(207)	$ (6,080)

Basic and diluted loss per share	$ (0.29)			$ (0.20)

Basic and diluted weighted average shares outstanding	24,778,756		5,000,000 (F)	29,778,756

Pro forma adjustments are computed assuming the merger transaction was consummated on January 1, 2006.

(A)
Represents the unaudited pro forma condensed statement of operations of MDI, Inc. reflecting the October 8, 2007 acquisition of STC Holdings, Inc. for the year ended December 31, 2006.  See form 8-K/A filed December 13, 2007.

(B)	Represents FAS Construction Management, Inc. historical statement of operations for the year ended December 31, 2006 on a standalone basis, excluding STC.
(C)	Represents elimination of intercompany charge related to FAS management of the property owned by STC Holdings, Inc.
(D)	Represents elimination of FAS board of directors’ fees of $71 thousand.
(E)	Elimination of related party interest expense from forgiveness of debt as part of October 19, 2007 transaction
(F)	FAS Construction Management, Inc. purchase price was 5,000,000 shares, increase reflects weighted average impact of January 1, 2006 acquisition assumption.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. Pro Forma (A)	FAS Construction Management, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 5,949	$ 4,116	(16) (D)	$ 10,049
Rental income	247	-	(223) (C)	24
	6,196	4,116	(239)	10,073
Cost of sales	2,686	1,986	-	4,672
Gross profit	3,510	2,130	(239)	5,401

Other operating costs:
Selling, general and administrative	7,250	1,696	(381) (C)(D)(F)	8,565
Depreciation and amortization	251	12	-	263
	7,501	1,708	(381)	8,828

Operating income (loss)	(3,991)	422	142	(3,427)

Other income (expense):
Interest expense	(376)	(256)	34 (E)	(598)
Other, net	511	132	-	643
	135	(124)	34	45
Income (loss) before income taxes	(3,856)	298	176	(3,382)
Income taxes	(2)	(20)	-	(22)
Net income (loss)	(3,858)	278	176	(3,404)

Preferred dividends	(25)	-	-	(25)
Net income (loss) allocable to common shareholders	$ (3,883)	$ 278	176	$ (3,429)

Basic and diluted loss per share	$ (0.13)			$ (0.10)

Basic and diluted weighted average shares outstanding	30,130,560		5,000,000 (G)	35,130,560

Pro forma adjustments are computed assuming the merger transaction was consummated on January 1, 2007.

(A)
Represents the unaudited pro forma condensed statement of operations of MDI, Inc. reflecting the October 8, 2007 acquisition of STC Holdings, Inc. for the nine months ended September 30, 2007.  See form 8-K/A filed December 13, 2007.

(B)	Represents FAS Construction Management, Inc (“FAS”). historical statement of operations for the nine months ended September 30, 2007 on a standalone basis, excluding STC.
(C)	Elimination of rental income and expense charged by STC Holdings, Inc. to FAS Construction Management, Inc.
(D)	Elimination of intercompany sales and expenses associated with services performed by FAS for MDI, Inc.
(E)	Elimination of related party interest expense from forgiveness of debt as part of October 19, 2007 transaction
(F)	Represents elimination of FAS board of directors’ fees of $142 thousand.
(G)	FAS Construction Management, Inc. purchase price was 5,000,000 shares, increase reflects weighted average impact of January 1, 2007 acquisition assumption.